UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Irvine Sensors Corporation (the “Company”) hereby amends and supplements its Current Report on Form 8-K dated December 29, 2006 and filed on January 3, 2007 (the “Form 8-K”), as set forth in this Current Report on Form 8-K/A (Amendment No. 1) (the “Form 8-K/A”). The Form 8-K was filed to report, among other things, the acquisition by the Company of 30% of the issued and outstanding capital stock of Optex Systems, Inc. (“Optex”) held by Timothy Looney, the minority shareholder of Optex. This Form 8-K/A is being filed solely to file the pro forma financial information required to be set forth in Item 9.01(b) of the Form 8-K to reflect the purchase of the 30% of Optex on December 29, 2006. Except as described herein, the information contained in the Form 8-K has not been updated or amended.

Item 9.01.	Financial Statements and Exhibits.

Item 9.01(b) is hereby amended and restated as follows:

(b) Pro Forma Financial Information.

The unaudited pro forma financial information presented below gives effect to the Company’s acquisition of 30% of the issued and outstanding capital stock of Optex Systems, Inc. (“Optex”) on December 29, 2006. The Company acquired an initial investment in Optex on December 30, 2005 when it purchased 70% of the issued and outstanding capital stock of Optex. The unaudited pro forma condensed consolidated statements of operations are based on historical data reported by the separate companies, and reflect adjustments prepared as if the acquisition of Optex had occurred on October 3, 2005. An unaudited pro forma condensed combined balance sheet is not included in the accompanying unaudited pro forma condensed combined financial information as the financial statements of Optex are included in the Company’s consolidated balance sheets as of dates subsequent to the Company’s acquisition of the 70% interest in Optex, including its consolidated balance sheet as of December 31, 2006 presented elsewhere in this Registration Statement. As used herein, the terms “Irvine Sensors,” the “Company,” “we,” “us,” and “our” refer to Irvine Sensors Corporation and, where applicable, its consolidated subsidiaries.

The unaudited pro forma condensed consolidated financial statements furnished herein (the “Statements”):

•

include adjustments, described in the notes accompanying the Statements (the “Notes”), having a continuing impact on the consolidated company as a result of using the purchase method of accounting for the acquisition;

•	have been prepared based on information currently available to us, using assumptions that our management believes are reasonable;

•	do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the dates specified;

•	are not necessarily indicative of the results of operations that may be achieved in the future;

•	do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition; and

•	include certain reclassifications to conform the historical results of operations of Optex to our results of operations.

The Statements and related Notes contained herein should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended October 1, 2006, and our unaudited consolidated financial statements and related condensed notes included in our Quarterly Report on Form 10-Q for the 13-week period ended December 31, 2006, which was filed with the SEC on February 20, 2007.

The unaudited pro forma adjustments in the Statements are based on preliminary purchase price allocations and on certain management judgments. These preliminary allocations are based on an analysis of the estimated fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets, deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets. The final purchase price allocations will be completed after we obtain third-party appraisals, review all available data, and complete our own internal assessments. Any additional adjustments resulting from finalization of the purchase price allocations for Optex will affect the amount assigned to goodwill.

IRVINE SENSORS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

13-WEEK PERIOD ENDED DECEMBER 31, 2006

	Irvine Sensors	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Contract research and development revenue	$4,004,200			$4,004,200
Product sales	4,111,400			4,111,400
Other revenue	3,900			3,900

Total revenues	8,119,500			8,119,500
Costs and expenses:
Cost of contract research and development revenue	3,358,000			3,358,000
Cost of product sales	3,296,600	140,200	(1)	3,436,800
General and administrative expense	2,530,000	17,200	(1)	2,547,200
Research and development expense	131,400			131,400

Total costs and expenses	9,316,000			9,473,400

Loss from operations	(1,196,500)			(1,353,900)

Interest expense	(910,200)			(910,200)
Loss on extinguishment of debt	(4,398,000)			(4,398,000)
Interest and other income	400			400

Loss before minority interest and provision for income taxes	(6,504,300)			(6,661,700)
Minority interest in loss of subsidiaries	84,700	(84,700	)(3)	—
Provision for income taxes	(7,900)			(7,900)

Net loss	$(6,427,500)			$(6,669,600)

Basic and diluted net loss per common share	$(0.32)			$(0.29)

Weighted average number of common shares outstanding	20,123,500	2,603,500	(4)	22,727,000

See Accompanying Notes.

IRVINE SENSORS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FISCAL YEAR ENDED OCTOBER 1, 2006

	Irvine Sensors Year Ended October 1, 2006	Optex 13 Weeks Ended January 1, 2006	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Contract research and development revenue	$16,503,700	$—			$16,503,700
Product sales	14,263,200	5,204,700			19,467,900
Other revenue	58,800	—			58,800

Total revenues	30,825,700	5,204,700			36,030,400
Costs and expenses:
Cost of contract research and development revenue	13,588,500	—			13,588,500
Cost of product sales	12,830,800	4,542,600	425,200	(1)	17,798,600
General and administrative expense	9,737,000	1,393,700	69,100	(1)	11,199,800
Research and development expense	353,700	—			353,700

Total costs and expenses	36,510,000	5,936,300			42,940,600

Loss from operations	(5,684,300)	(731,600)			(6,910,200)

Interest expense	(1,226,000)	(60,800)	(240,100	)(2)	(1,526,900)
Settlement fee on debt default	(1,250,000)				(1,250,000)
Other expense	(317,800)	—			(317,800)
Interest and other income	26,400	4,500			30,900
Gain on disposal and impairment of assets	1,100	—			1,100

Loss before minority interest and provision for income taxes	(8,450,600)	(787,900)			(9,972,900)
Minority interest in loss of subsidiaries	2,700	—	(2,700	)(3)	—
Provision for income taxes	(34,100)	—			(34,100)

Net loss	$(8,482,000)	$(787,900)			$(10,007,000)

Basic and diluted net loss per common share	$(0.43)				$(0.45)

Weighted average number of common shares outstanding	19,595,800		2,692,300	(4)	22,288,100

See Accompanying Notes.

IRVINE SENSORS CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Note 1—Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the 13 weeks ended December 31, 2006 and the fiscal year ended October 1, 2006 reflect the acquisition of the remaining 30% of the issued and outstanding capital stock of Optex, accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations, as if it had occurred on October 3, 2005. The fiscal periods reported are those of Irvine Sensors.

Note 2—Purchase Accounting

On December 30, 2005, the Company entered into an agreement with Optex and Timothy Looney, President and the then sole shareholder of Optex, pursuant to which the Company purchased 70% of the issued and outstanding common stock of Optex (the “Initial Acquisition”), thereby becoming its majority shareholder. Optex is a manufacturer of optical systems and components, largely for military applications.

Concurrent with the Initial Acquisition, the Company and Mr. Looney also entered into an agreement whereby the Company would issue shares of its common stock to purchase the remaining 30% of the issued and outstanding common stock of Optex if such issuance was approved by the Company’s stockholders (the “Buyer Option”). Such approval was obtained on June 28, 2006. On December 29, 2006, the Company exercised the Buyer Option and acquired the remaining 30% ownership interest in Optex in exchange for the issuance of 2,692,307 shares of the Company’s common stock, valued for purchase accounting purposes at $2.03 per share, the average closing price of the Company’s common stock for a five-day period that included December 29, 2006 and the two trading days before and after that date. As part of this step of the acquisition, the Company also entered into an amendment to the December 2005 Buyer Option Agreement with Mr. Looney to eliminate a guarantee by the Company that Mr. Looney receive at least a minimum per share price when he sells a portion of the Company shares issued in the 30% interest acquisition in any subsequent market transaction and to shorten by six months the period covered by Mr. Looney’s indemnification of the Company for losses the Company might incur with respect to matters covered by certain representations in the Stock Purchase Agreement. In consideration for the amendment, the Company issued an unsecured subordinated promissory note to Mr. Looney in the amount of $400,000, resulting in a total acquisition cost of approximately $5,865,400. This 30% purchase price was assigned, on an estimated, preliminary basis, to the acquired interest in the assets and liabilities of Optex as follows:

Reduction of minority interest liability	$1,610,800
Intangible assets	954,000
Inventory	189,700
Adjustment to previously existing goodwill	3,110,900

Total consideration for 30% minority interest acquisition	$5,865,400

Note 3—Nonrecurring Charges Attributable to the Transaction

Included in Optex’s results of operations for the 13 weeks ended January 1, 2006 are acquisition related costs of $1,055,000 ($964,100 net of tax), of which approximately $730,000 relates to bonuses and fees to settle former partnerships, and approximately $325,000 paid for acquisition related legal services. Had Optex not incurred such costs, the pro forma net loss for the fiscal year ended October 1, 2006 would be $9,042,800, resulting in a basic and diluted loss per share of $.41.

Note 4—Unaudited Pro Forma Shares for Net Loss Per Share

The calculation of shares used in computing the pro forma net loss per share in the Unaudited Pro Forma Condensed Combined Statements of Operations is as follows:

	13 Weeks Ended December 31, 2006	Fiscal Year Ended October 1, 2006
Irvine Sensors historical weighted average common shares used in computing basic and diluted net loss per share	20,123,500	19,595,800
Weighted average shares of Irvine Sensors common stock issued in the acquisition of the 30% interest in Optex	2,603,500	2,692,300

Pro forma weighted average common shares used in computing basic and diluted net loss per share	22,727,000	22,288,100

Note 5—Unaudited Pro Forma Combined Adjustments

The following adjustments have been made to reflect the pro forma combination of the operations of Irvine Sensors and the 30% interest in Optex:

(1)	Record amortization of identified intangibles using values determined in an independent valuation prepared in April 2006 and amortization of an increase in the carrying value of Optex inventory to record it at its fair value at date of acquisition as determined by management.

(2)	Record additional interest expense for the 13 weeks ended January 1, 2006 (a part of the fiscal year ended October 1, 2006) to reflect the cost of debt financing of the acquisition 70% of the issued and outstanding capital stock of Optex, which occurred December 30, 2005. Interest rates ranging from 3.5% to 9.75% were used to determine the additional interest expense. Of the total additional interest expense, approximately $54,400 represents imputed interest expense arising from the amortization of debt discounts resulting from assigning a portion of the debt proceeds to warrants issued for no additional consideration as a part of the financing agreements. The pro forma interest expense adjustment also gives effect to the assumed repayment of all Optex interest bearing debt at the assumed acquisition date of October 3, 2005, which approximates $60,900 for the 13 weeks ended January 1, 2006.

(3)	Remove the allocation of 30% of Optex’s net operating results to minority interest as a result of the assumed acquisition of this 30% interest as of October 3, 2005.

(4)	Include in the weighted average number of common shares outstanding used to compute pro forma combined basic and diluted net loss per common share calculation plus the weighted average of additional shares of Irvine Sensors common stock issued to acquire the last 30% of Optex on December 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: March 16, 2007	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer